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                                EXHIBIT NUMBER 8

                           SUBSIDIARIES OF THE COMPANY

CONSOLIDATED PRINCIPAL SUBSIDIARY                 JURISDICTION OF INCORPORATION

Orion Tire Corporation                            The United States of America

Orion (B.V.I.) Tire Corporation                   British Virgin Islands

Container Limited                                 British Virgin Islands

Century Lead Limited                              British Virgin Islands

Capital Canton Limited                            British Virgin Islands

Leading Returns Limited                           British Virgin Islands

Sincere Ocean Limited                             British Virgin Islands

Ventures Kingdom Limited                          British Virgin Islands

Wealth Faith Limited                              British Virgin Islands

Million Good Limited                              British Virgin Islands

Easy Legend Limited                               British Virgin Islands

Great Windfall Agents Limited                     British Virgin Islands

Honest Map Limited                                British Virgin Islands

Supreme Solutions Limited                         British Virgin Islands

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